UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported by TXP Corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008, on December 11, 2008 the Company received a default letter (the “Default Letter”) from YA Global Investments, L.P. (“YA Global”) pursuant to which YA Global notified the Company that the Company is in default under the financing transactions entered into between the parties, including, without limitation (i) the securities purchase agreement dated as of May 29, 2008, (ii) the secured convertible debentures issued to YA Global thereunder (the “Debentures”), (iii) the security agreement between the Company and YA Global dated as of May 29, 2008, (iv) the securities purchase agreement dated as of March 30, 2007, (v) the secured convertible notes issued to YA Global thereunder (the “Notes” and collectively with the Debentures, the “Debentures”), and (vi) all documents and instruments entered into in connection with the foregoing (collectively, the “Transaction Documents”).

Under the Default Letter, YA Global claimed that one or more defaults have occurred under the Transaction Documents as a result of, among other things (i) the Company’s failure to pay indebtedness in an amount exceeding $250,000, and (ii) the Company stating that it is unable to pay its debts generally as they come due, and failure to pay its debts as they come due (the “Existing Defaults”).  Accordingly, YA Global demanded that the Company immediately repay all of its obligations (the “Obligations”) to YA Global under the Transaction Documents, which amounts to $10,212,067 as of December 17, 2008, inclusive of accrued and unpaid interest.  In addition, YA Global stated its intention to proceed with the exercise of its rights and remedies under the Transaction Documents, including, without limitation, taking whatever action that might be appropriate to ensure that the Company does not take any actions that may impair its ability to make full and timely performance of its obligations to YA Global.

As previously reported by Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2009, on January 9, 2009 the Company received a notice and demand letter from YA Global pursuant to which YA Global (i) demanded that the Company assemble all of the pledged property, which includes all of the assets of the Company pledged to YA Global as a first priority security interest under the Transaction Documents (the “Pledged Property”), at the Company’s principal executive offices or on such other premises as YA Global may direct; and (ii) notified the Company that YA Global intends to take possession of the Pledged Property on January 14, 2009.

On January 15, 2009, the Company entered into a forbearance agreement (the “Agreement”) with YA Global pursuant to which YA Global agreed to forbear from exercising its rights and remedies under the Transaction Documents arising out of the Existing Defaults for the period (the “Forbearance Period”) commencing on January 15, 2009 and ending upon the occurrence of any of the following events: (i) the Company failure to comply with any terms or conditions set forth in the Agreement, or (ii) any occurrence or existence of any event of default under the Transactions Documents, other than the Existing Defaults. Upon the termination or expiration of the Forbearance Period, the agreement of YA Global to forbear will terminate; the effect of such termination will be to permit YA Global to exercise such rights and remedies immediately, including, but not limited to, the acceleration of repayment by the Company of all of the Obligations.

Under the Agreement, the Company must make repayments under the Debentures in the amount of $250,000 per month beginning on March 20, 2009, and continuing on the 20th day of each successive calendar month thereafter (each, a “Payment Due Date”).  All such repayments shall be made in accordance with the procedures for installment payments set forth in Debentures issued pursuant to the May 2008 securities purchase agreement (i.e., such payments may be made in cash pursuant to a Company redemption, or in common stock pursuant to a Company conversion).  In addition, YA Global agreed to defer all payments required to be made under the Debentures prior to March 20, 2009 until the earlier of (i) the expiration of the Forbearance Period, or (ii) March 30, 2010.  Moreover, the Company shall make (a) a payment in the amount of $250,000 which shall be due and payable on June 30, 2009, and (b) a payment due and payable on February 15 of each year beginning in 2010 in the amount equal to one-third of the Company’s gross profit for the full year immediately preceding the year in which such payment is due.

In addition, the Company agreed to meet each of the following corporate milestones (each a “Corporate Milestone”):

(i)           the Company shall achieve positive cash flow from operations for the month ending on August 30, 2009, and cash flow from operations shall remain positive for each quarter thereafter;

(ii)           implement an acceptable cost cutting/growth plan approved by YA Global no later than January 30, 2009;

(iii)           enter into an acceptable agreement to YA Global with Cambridge Industries Group (“CIG”) by January 30, 2009 pursuant to which products representing at least $2,000,000 of the Company’s current and future orders will be manufactured and supplied at prices which result in average profit margins to the Company of at least 25%;

(iv)           enter into an acceptable agreement to YA Global with CIG by January 30, 2009 pursuant to which CIG agrees to fund the Company’s iPhotonics ONT operations per the agreed upon cost cutting/growth plan as referenced in Corporate Milestone (ii) above through March 31, 2009 by paying the production margin proceeds from described in Corporate Milestone (iii) above in advance; and

(v)    retain a restructuring officer acceptable to YA Global by January 23, 2009, which restructuring officer shall have full discretion to approve all Company expenditures and execute the business plan as referenced in Corporate Milestone (ii) above.

Failure to timely satisfy any Corporate Milestone will be deemed an Event of Default under the Agreement and the Transaction Documents.

Moreover, the Company must enter into payment arrangements and/or standstill agreements to satisfy all of its accounts payable and provide to YA Global a budget detailing such payments and arrangements on terms that are acceptable to YA Global by February 10, 2009.

In consideration of YA Global agreeing to forbear from exercising its rights and remedies under the Transaction Documents arising out of the Existing Defaults, the Company agreed to reduce the exercise prices of all the previously issued Company warrants owned by YA Global from $0.20 per share to $0.01 per share.

The Company has been actively seeking sources of financing in order to redeem all or a portion of the outstanding debt owed to YA Global and to resume operations. Notwithstanding the foregoing, there can be no assurance that the Company will enter into definitive agreements to consummate a financing arrangement or resume operations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Forbearance Agreement dated as of January 15, 2008 by and between TXP Corporation and YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: January 15, 2009	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer